January 26, 2024

Vericimetry Funds

972 West Campus Lane
Goleta, CA 93117

Re:	Vericimetry Funds - File Nos. 333-175410 and 811-22578

Gentlemen:

A legal opinion that we prepared was filed with Post-Effective Amendment No. 2 to the Registration Statement for Vericimetry Funds (the “Legal Opinion”). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 21 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

Thompson Hine LLP